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                                                                   EXHIBIT 10.9

                        EXECUTIVE EMPLOYMENT AGREEMENT

 THIS EXECUTIVE EMPLOYMENT AGREEMENT is made as of January 13, 1998, by and between Kimco Realty Corporation, a Maryland corporation ("Kimco"), and Joseph K. Kornwasser ("Employee").


                                    Recitals

 A. Employee is employed by The Price REIT, Inc. ("Price REIT") and serves as its President and Chief Executive.

 B. Kimco and Price REIT are proposing to enter into an Agreement and Plan of Merger, to be dated as of January 13, 1998 (the "Merger
Agreement"), which provides for the merger of Price REIT with and into a subsidiary of Kimco (the "Merger").

 C. The agreement of Employee to work for Kimco, subject to the terms of this Agreement, is a condition to Kimco's willingness and obligation to execute the Merger Agreement.

 D. Kimco wishes to contract for the managerial and business skills possessed by the Employee and Employee desires to be employed by Kimco upon the terms and subject to the conditions herein provided and subject further to the condition that the Merger be consummated.

 E. Employee will be hired by Kimco as its Senior Executive Vice
President. In this capacity, he will have such duties as the Board of Directors prescribes.

                              Terms and Conditions

          NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

 1.       Employment and Duties.

          a. Position and Duties. Employee shall serve as Senior
Executive Vice President of Kimco after the Merger. Employee shall have such duties and authority as the Board of Directors of Kimco prescribes. In addition, Employee shall be appointed to Kimco's Board of Directors.

          b. Preclusion of Outside Business Activities. During his employment, Employee shall devote substantially all of his energies, interest, abilities and productive time to the performance of this Agreement. Employee shall not, without the prior written consent of

Kimco, perform other services of any kind or engage in any other business activity, with or without compensation, except as set forth in Schedule A hereto. Employee shall not, without the prior written consent of Kimco, engage in any activity adverse to Kimco's interests.

          c. Location. Employee shall not be required to relocate outside the metropolitan Los Angeles area.

 2.       Term of Employment.

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          a. Term. This Agreement shall continue in full force and effect from the closing date of the Merger (the "Closing Date") until the third anniversary of the Closing Date unless sooner terminated or extended as hereinafter provided (the "Employment Term").

          b. Extension of Term. The Employment Term set forth in paragraph (a) above may be extended by written amendment to this Agreement signed by both parties.

          c. Termination for Cause. Prior to the expiration of the Employment Term, Employee's employment may be terminated for Cause by the Board of Directors of Kimco, immediately upon delivery of notice thereof; provided, however, that Employee shall have the opportunity, for ten days following delivery of a notice relating solely to clause (i) or clause
(vi) of the following sentence, to cure to the satisfaction of the Board of Directors the circumstance giving rise to such notice. For purposes of this Agreement, "Cause" shall mean Employee's termination only upon: (i) material incompetence in the performance of his duties or obligations hereunder, (ii) Employee's engaging in any act which is materially injurious to Kimco; (iii) personal dishonesty, wilful misconduct or breach of fiduciary duty involving personal profit; (iv) intentional and material failure to perform his stated duties; (v) wilful violation of any law which materially adversely affects his ability to discharge his duties or has an adverse effect on Kimco's interests; or (vi) Employee's breaching in any material respect the terms of this Agreement or any confidentiality or proprietary information agreement between Employee and Kimco or any of its subsidiaries.

          d. Termination due to Death or Disability. Employee's employment hereunder shall terminate immediately upon his death. In the event that by reason of injury, illness or other physical or mental impairment Employee shall be: (a) completely unable to perform his services hereunder for more than three consecutive months, or (b) unable to perform his services hereunder for fifty percent or more of the normal working day throughout four consecutive months, then Kimco may terminate

Employee's employment hereunder. Employee's beneficiaries, estate, heirs, representatives, or assigns, as appropriate, shall be entitled to the proceeds, if any, due under any Kimco-paid life insurance policy held by Employee, as determined by and in accordance with the terms of any such policy, as well as any vested benefits in Employee's stock options. Any theretofore unvested options granted to Employee shall immediately vest and become exercisable, in accordance with their terms, upon the death of Employee or upon Employee's termination pursuant to the second sentence of this Section 2(d).

          e. Termination Without Cause. If Employee's employment is terminated by Kimco without Cause, Employee shall be entitled to receive severance in an amount equal to Employee's base salary and bonus then in effect for the greater of the balance of the term of this Agreement or one year. In addition, all theretofore unvested options to purchase Kimco Common Stock or the common stock of the subsidiary described in Section 3(f), if any, shall immediately vest.

 3.       Compensation.

          a. Salary. Employee's base annual salary from the Closing Date through the third anniversary of the Closing Date shall be $425,000 per annum, payable semi-monthly.

          b. Bonus. In addition to the salary set forth in paragraph (a) above, Employee shall be entitled to an annual bonus of $225,000, which is earned and paid quarterly as of the end of each calendar quarter of Kimco's fiscal year. Employee must be employed for the entire fiscal quarter in order to receive any such bonus payment, provided that Employee shall receive a ratable portion of such quarterly bonus payment for the fiscal quarter of Kimco during which the Merger occurs. Thus, Employee shall not be eligible for or entitled to any bonus or pro rata bonus if his employment is terminated prior to the final day of a fiscal quarter pursuant to Section 2(c).

          c. Options. On the Closing Date of the Merger, Kimco will grant Employee options to purchase 250,000 shares of Kimco Common Stock at a purchase price per share equal to the closing market price of Kimco Common Stock on such Closing Date. Such options will be granted under the Kimco Amended and Restated Stock Option Plan for Key Employees and Outside Directors (the "Plan") on the terms and conditions set forth therein; provided that Employee shall be deemed to have commenced service with Kimco at the time he commenced service with Price REIT; and provided further that 1/3 of such options shall become vested on each of the first three anniversaries of this agreement.

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          The exercise price of the options granted to Employee hereunder shall be reduced in the event of a distribution to Kimco stockholders of the "leveraged REIT" referred to in Section 3(f) hereof by the per share amount of the value of such distribution, for tax purposes, as determined by the Board of Directors.

          Kimco shall undertake to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares issuable upon exercise of the options granted hereunder, including resale thereof.

          In addition, Employee shall be eligible to receive annual option grants, the amounts of which shall be at the discretion of the Board of Directors of Kimco, pursuant to the Plan.

          d. Benefits. Kimco will provide Employee medical and other benefits similar to those provided by Kimco to its other executive-level employees, subject to and on a basis consistent with the terms, conditions and overall administration of such benefit plans and arrangements. In addition, Employee shall be entitled to the same vacation as executives of Kimco who have 10 or more years of service.

          Section 7.14(a) of the Merger Agreement shall also be applicable to the terms of Employee's employment by Kimco, except to the extent inconsistent with the terms hereof.

          e. Deductions and Withholdings. All amounts payable or which become payable under any provision of this Agreement shall be subject to any deductions authorized by Employee and any deductions and withholdings required by law.

          f. Kimco Subsidiary Distribution. In the event that Kimco determines to distribute to its stockholders equity interests in one of its subsidiaries that is qualified as a real estate investment trust and structured to be a so-called "leveraged REIT", Employee shall be appointed Chairman of the Board of Directors of such subsidiary at the time of such distribution and he shall be entitled to receive options to acquire shares of common stock of such subsidiary equal to 1.5% of the outstanding (not fully-diluted) common shares of such subsidiary immediately following their distribution to Kimco stockholders. The exercise price of such options shall equal the distribution value for tax purposes of the underlying shares at the time of distribution. Such options shall otherwise be structured and exercisable with terms similar in all material respects to the terms of the Plan of Kimco. Kimco shall undertake to cause such subsidiary to effect the registration under the Securities Act of the shares issuable upon exercise of such options, including resale thereof. Following any such distribution to Kimco stockholders, Employee's salary set forth in Section 3(a) hereof shall be apportioned between Kimco and such subsidiary in the manner determined by Kimco.

 4.       Covenant Not to Compete or Solicit.

          a. Non-Competition. In addition to the provisions of Section 1(b) hereof, Employee agrees that during the term of this Agreement he will not, directly or indirectly, engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in or intends to engage in a Restricted Business. "Restricted Business" shall mean any business that involves the acquisition, development, management or operation of commercial real estate that competes with the properties or services offered by Kimco at the time of this Agreement or during Employee's tenure as an employee of Kimco.

          Ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation or (ii) any stock, partnership interests or memberships in limited liability companies presently owned by Employee, shall not constitute a violation of this provision.

          b. Non-Solicitation. Employee agrees that during the term of this Agreement and for a period of one year thereafter, he will not (i) solicit, encourage, or take any other action which is intended to induce any other employee of Kimco to terminate his or her employment with Kimco or (ii) interfere in any manner with the contractual or employment relationship between Kimco and any such employee of Kimco.

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          c. Worldwide. The parties acknowledge that the market for
Kimco's property and management services is worldwide. Accordingly, in order to secure to Kimco the benefits of the Merger, the parties agree that the provisions of this Section 4 shall apply to each of the states and counties of the United States, including each county in California and New York, and to each nation worldwide.

          d. Severability. The parties intend that the covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county of California and New York, each state of the Union, and each nation. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 4 should ever be deemed to exceed the time or geographic limitations, or the scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

 5. Employee's Representations. Employee represents and warrants to Kimco as follows:


          a. Employee is familiar with and approves the covenants not to compete and not to solicit set forth in Section 4, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

          b. Notwithstanding any "what-if" scenarios of the future results of operations and stock prices of Kimco under certain assumptions that the parties may have discussed, Employee has not relied on any such scenarios or any forecasts or projections provided by Kimco and understands that Kimco has made any representation or warranty whatsoever regarding any forecasts or projections to Employee.

 6.       Miscellaneous.

          a. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

                   i)      If to Employee:

                           145 South Fairfax Avenue, Fourth Floor
                           Los Angeles, CA  90036
                           Attn:  Joseph K. Kornwasser

                   ii)     If to Kimco:
                           Kimco Realty Corporation
                           3333 New Hyde Park Road
                           New Hyde Park, NY  11042-0020
                           Attn:  Chairman

or to such other address as any party hereto may designate by notice given as herein provided.

          b. Entire Agreement. This Agreement contains the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral

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agreement, but only by an agreement in writing signed by Kimco and by
Employee, and which states the intent of the parties to amend this

Agreement.

          c. Assignment and Binding Effects. Neither this Agreement nor the rights or obligations hereunder shall be assignable by Employee. Kimco may assign this Agreement to any successor of Kimco, and upon such assignment any such successor shall be deemed substituted for Kimco upon the terms and subject to the conditions hereof.

          d. Arbitration. The parties agree that any and all disputes

(contract, tort, or statutory, whether under federal, state or local law) between Employee and Kimco (including other Kimco employees, officers, directors and representatives) arising out of Employee's employment with Kimco, the termination of that employment, or this Agreement, shall be submitted to final and binding arbitration. The arbitration shall take place in the metropolitan New York area and shall be conducted before the American Arbitration Association, according to its Commercial Arbitration Rules. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. Arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

          e. No Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

          f. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York as applied to agreements made and performed in New York by residents of New York.

          g. Effectiveness. This Agreement shall become effective on the Closing Date of the Merger contemplated by the Merger Agreement. If the Merger is not consummated and the Merger Agreement is terminated, the parties' obligations hereunder shall terminate as of the effective date of the termination of the Merger Agreement.

          h. Attorneys' Fees. In the event of an arbitration or legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          i. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          j. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          k. Definitions. All capitalized terms used herein shall have the meaning defined in the Merger Agreement, unless otherwise defined herein.

          l. Severability. The provisions of this Agreement are severable. If any provision of this Agreement shall be held to be invalid or otherwise unenforceable in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

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          IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.

                                      KIMCO REALTY CORPORATION


                                      By:  /s/ Milton Cooper
                                           ------------------------------------
                                        Its:  Chief Executive Officer


                                      EMPLOYEE


                                      /s/ Joseph K. Kornwasser
                                      ------------------------------------
                                      Joseph K. Kornwasser

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                                Schedule A
                                ----------


                       Outside Business Activities


 1.       Director, officer and shareholder of National Bank of California

 2.       Non-managing general partner interest in KFR Properties

 3. Interest in Beverly Hills Medical, a partnership that has a minority interest in a medical office building located in Los Angeles

 4.       General partner in oil and gas partnerships



                                   A-1